THIRD AMENDMENT AND JOINDER TO
PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT (this "Amendment") to the Participation Agreement dated as of December 1, 2007, by and among PRINCIPAL LIFE INSURANCE COMPANY (the "Company"), an Iowa life insurance company, on its own behalf and on behalf of the segregated asset accounts of the Company designated in Schedule A, DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENT VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, DWS INVESTMENTS DISTRIBUTORS, INC. (formerly DWS SCUDDER DISTRIBUTORS, INC.) (the "Underwriter"), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the "Adviser"), a Delaware corporation (the "Participation Agreement"), is hereby executed as of December 18, 2012.

WITNESSETH:

WHEREAS, PRINCIPAL NATIONAL LIFE INSURANCE COMPANY ("PNL") has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the segregated asset accounts of PNL designated in Schedule A; and

WHEREAS, the Company, PNL, the Funds, the Underwriter and the Adviser (the "Parties") now wish to amend the Participation Agreement as provided herein in accordance with the Participation Agreement;

NOW, THEREFORE, the Parties hereto agree as follows:

1.
Joinder. PNL shall be an additional party to the Participation Agreement as of the date of this Amendment. All references in the Participation Agreement to the "Company" shall mean PNL and/or Principal Life Insurance Company ("PLIC"), as applicable. All references in the Participation Agreement to the "Account" shall mean the separate account of PNL or PLIC designated in Schedule A, as applicable.

2.	Consent. PNL agrees to be bound by all of the terms, provisions and conditions contained in the Participation Agreement as of the date of this Amendment.

3.	Schedule A. Schedule A to the Participation Agreement is hereby amended in its entirety as provided for in Annex 1 to this Amendment.

4.	Schedule B. Schedule B to the Participation Agreement is hereby amended in its entirety as provided for in Annex 2 to this Amendment.

All capitalized terms used herein and not otherwise defined shall the meaning ascribed to such term in the Participation Agreement. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. All other terms and provisions of the Participation Agreement between the Company, the Funds, the Underwriter and the Adviser remain in full force and effect.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Name: Sara Wiener
Title: Director - Life Product Mgmt

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/Sara Wiener
Name: Sara Wiener
Title: Director - Life Product Mgmt

DWS VARIABLE SERIES I

By: /s/W. Douglas Beck
Name: W. Douglas Beck
Title: Managing Director

DWS VARIABLE SERIES II

By: /s/W. Douglas Beck
Name: W. Douglas Beck
Title: Managing Director

DWS INVESTMENT VIT FUNDS

By: /s/W. Douglas Beck
Name: W. Douglas Beck
Title: Managing Director

DWS INVESTMENTS DISTRIBUTORS,
INC.

By: /s/Michael J. Woods
Name: Michael J. Woods
Title: Chief Executive Officer

By: /s/W. Douglas Beck
Name: W. Douglas Beck
Title: Managing Director

DEUTSCHE INVESTMENT
MANAGEMENT AMERICAS INC.

By: /s/Michael J. Woods
Name: Michael J. Woods
Title: Chief Executive Officer

By: /s/[Illegible]
Name:
Title:

ACKNOWLEDGED AND AGREED AS TO SECTION 5.4 ONLY

PRINCOR FINANCIAL SERVICES CORPORATION (a registered securities broker-dealer and affiliate of Principal Life Insurance Company)

By: /s/Marty Richardson
Name: Marty Richardson
Title: VP Broker Dealer Operations

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors

Principal Life Insurance Company Separate Account B was established under Iowa law on
January 20, 2970.

Principal Life Insurance Company Variable Life Separate Account was established under Iowa law on November 2, 1987.

Principal National Life Insurance Company Variable Life Separate Account was established under Iowa law on November 28, 2007.

Contracts Funded by Principal Life Insurance Company Separate Accounts

Principal Benefit Variable Universal Life Principal Benefit Variable Universal Life II Principal Executive Variable Universal Life Principal Executive Variable Universal Life II Principal Flexible Variable Life
Principal Survivorship Flexible Premium Variable Universal Life
Principal Variable Universal Life Accumulator Principal Variable Universal Life Accumulator II Principal Variable Universal Life Income Principal Variable Universal Life Income II Prinflex Life

Contracts Funded by Principal National Life Insurance Company Accounts

Principal Variable Universal Life Income III

SCHEDULE B

Designated Portfolios. Class B shares only unless otherwise noted.

A.	DWS Variable Series I DWS Capital Growth VIP
DWS Global Small Cap Growth VIP DWS Core Equity VIP
DWS International VIP
DWS Bond VIP

B.    DWS Variable Series II
DWS Alternative Asset Allocation VIP DWS Global Thematic VIP
DWS Government & Agency Securities VIP
DWS High Income VIP
DWS Diversified International Equity VIP DWS Large Cap Value VIP
DWS Money Market VIP
DWS Small Mid Cap Growth VIP DWS Unconstrained Income VIP DWS Global Income Builder VIP
DWS Dreman Small Mid Cap Value VIP

C.     DWS Investments VIT Funds
DWS Equity 500 Index VIP (Class B-2 only) DWS Small Cap Index VIP*

*The Class B shares of the DWS Small Cap Index VIP do not pay a record keeping fee.